UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Amazon.com, Inc.

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NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, May 25, 2010

The 2010 Annual Meeting of Shareholders of Amazon.com, Inc. (the “Annual Meeting”) will be held at 9:00 a.m., Pacific Time, on Tuesday, May 25, 2010, at the Seattle Art Museum, Plestcheeff Auditorium, 1300 First Avenue, Seattle, Washington 98101, for the following purposes:

1. To elect the seven directors named in the Proxy Statement to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010;

3. To consider and act upon a shareholder proposal calling for the Company to make certain disclosures regarding corporate political contributions, if properly presented at the Annual Meeting; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote “FOR” the election of each of the nominees to the Board, “FOR” the ratification of the appointment of Ernst & Young LLP as independent auditors, and “AGAINST” the shareholder proposal.

The Board of Directors has fixed March 29, 2010, as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

L. Michelle Wilson Secretary

Seattle, Washington

April 14, 2010

AMAZON.COM, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, May 25, 2010

General

The enclosed proxy is solicited by the Board of Directors of Amazon.com, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., Pacific Time, on Tuesday, May 25, 2010, at the Seattle Art Museum, Plestcheeff Auditorium, 1300 First Avenue, Seattle, Washington 98101, and at any adjournment or postponement thereof. The Company’s principal offices are located at 410 Terry Avenue North, Seattle, WA 98109. This Proxy Statement is first being made available via the Internet to the shareholders of the Company on or about April 14, 2010.

Outstanding Securities and Quorum

Only holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on March 29, 2010, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had 445,514,410 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the Annual Meeting.

Internet Availability of Proxy Materials

We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On April 14, 2010, we mailed to our shareholders (other than those who previously requested electronic or paper delivery of proxy materials) a Notice of Internet Availability of Proxy Materials directing shareholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Proxy Voting

Shares that are properly voted on the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the nominees to the Board named herein, “FOR” the ratification of the appointment of the Company’s independent auditors, and “AGAINST” the shareholder proposal. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the accompanying proxy card will vote in their discretion on such matters.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of BNY Mellon Shareowner Services, the Company’s stock transfer agent, you may vote by proxy, meaning you authorize individuals named on the proxy to vote your shares. You may provide this authorization by voting via the Internet, by telephone or (if you have requested paper copies of our proxy materials) by returning a proxy card. In these circumstances, if you do not vote by proxy or in person at the Annual Meeting, your shares will not be voted. If you own shares in street name, meaning that your shares are held by a bank, brokerage firm or other nominee, you may instruct that institution on how to vote your shares. You may provide these instructions by voting via the Internet, by telephone or (if you have requested paper copies of proxy materials through your bank, brokerage firm or other nominee) by returning a voting instruction form received from that institution. In these circumstances, if you do not provide voting instructions, the institution may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010, but not on any other matters being considered at the meeting.

Using the Internet or telephone helps save your Company money by reducing postage and proxy tabulation costs.

VOTE BY INTERNET

Shares Held of Record:

http://bnymellon.mobular.net/bnymellon/amzn

http://www.proxyvoting.com/amzn

Shares Held in Street Name:

http://www.proxyvote.com

24 hours a day / 7 days a week

INSTRUCTIONS:

•   Read this Proxy Statement.

•   Go to the applicable website listed above.

•   Have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in hand and follow the instructions.

VOTE BY TELEPHONE

Shares Held of Record:

(866) 540-5760

Shares Held in Street Name:

See Voting Instruction Form

Toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

•   Read this Proxy Statement.

•   For record holders, call the toll-free number above. For street name holders, call the telephone number on your voting instruction form.

•   Have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in hand and follow the instructions.

We encourage you to register to receive all future shareholder communications electronically, instead of in print. This means that access to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail.

Attendance and Voting at the Annual Meeting

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card, on the Internet or by telephone. If you own common stock in street name, you may attend the Annual Meeting, but in order to vote your shares at the meeting you must obtain a “legal proxy” from the bank, brokerage firm or other nominee that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. If you have already voted prior to the meeting, you may nevertheless change or revoke your vote at the Annual Meeting as described below. You can find directions to the Annual Meeting at www.amazon.com/ir.

Revocation

If you own common stock of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any shareholder owning common stock in street name may change or revoke voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the Annual Meeting.

ITEM 1—ELECTION OF DIRECTORS

In accordance with the Company’s Bylaws, the Board has fixed the number of directors constituting the Board at seven, effective as of our 2010 Annual Meeting of Shareholders. The Board, including the Nominating and Corporate Governance Committee, proposed that the following seven nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting and until his or her successor shall have been elected and qualified:

• Jeffrey P. Bezos • Tom A. Alberg • John Seely Brown • William B. Gordon	• Alain Monié • Thomas O. Ryder • Patricia Q. Stonesifer

Each of the nominees is currently a director of the Company and was elected at the 2009 Annual Meeting to hold office until the 2010 Annual Meeting and until his or her successor has been elected and qualified. In March 2010, L. John Doerr informed the Company that he would not stand for re-election at the Company’s 2010 Annual Meeting. Biographical and related information on each nominee is set forth below.

Each properly executed proxy will be voted “FOR” the election of each of these nominees, unless the shareholder indicates on the proxy that votes are to be cast “AGAINST” one or more nominees or the shareholder indicates “ABSTAIN” on the proxy with respect to one or more nominees.

A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. If any nominee does not receive the required vote for re-election, the Board will consider whether to accept or reject such director’s resignation, which is tendered to the Board pursuant to the Board of Directors Guidelines on Significant Corporate Governance Issues. Abstentions and broker nonvotes will have no effect on the outcome of the election. Broker nonvotes occur when a person holding shares in street name, meaning through a brokerage firm, does not provide instructions as to how to vote their shares and the broker does not then vote them on the shareholder’s behalf.

Although the Board expects that the seven nominees will be available to serve as directors, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Director Nominees’ Biographical and Related Information

In evaluating the nominees for the Board of Directors, the Board and Nominating and Corporate Governance Committee took into account the qualities they seek for directors, as discussed below under “Corporate Governance” and “Board Meetings and Committees,” and the directors’ individual qualifications, skills and background that enable the directors to effectively and productively contribute to the Board’s oversight of the Company. These individual qualifications and skills are included below in each nominee’s biography.

Jeffrey P. Bezos, age 46, has been Chairman of the Board of the Company since founding it in 1994 and Chief Executive Officer since May 1996. Mr. Bezos served as President of the Company from founding until June 1999 and again from October 2000 to the present. Mr. Bezos’ individual qualifications and skills as a director include his customer-focused point of view, his willingness to encourage invention and his on-going contributions to the Company as its founder and CEO.

Tom A. Alberg, age 70, has been a director of the Company since June 1996. Mr. Alberg has been a managing director of Madrona Venture Group, LLC, a venture capital firm, since September 1999, and a principal in Madrona Investment Group, LLC, a private investment firm, since January 1996. Mr. Alberg is also a director of several private companies, and from February 1998 to August 2006, was a director of Advanced Digital Information Corporation. Mr. Alberg’s individual qualifications and skills as a director include his experience as a venture capitalist investing in technology companies, including experience with emerging technologies, as well as his skills relating to financial statement and accounting matters.

John Seely Brown, age 69, has been a director of the Company since June 2004. Mr. Brown has served as a Visiting Scholar and Advisor to the Provost at the University of Southern California since 1996 and as Independent Co-Chairman of the Deloitte Center for the Edge since 2006. He was the Chief Scientist of Xerox Corporation until April 2002, and director of the Xerox Palo Alto Research Center (PARC) until June 2000. Mr. Brown has served as a director of Corning Incorporated since February 1998, and of Varian Medical Systems, Inc. since February 1996. Mr. Brown was a director of Polycom, Inc. from August 1999 through August 2007. Mr. Brown’s individual qualifications and skills as a director include his experience in senior positions with a leading university and a technology research facility, including experience with emerging technologies, as well as his customer experience skills.

William B. Gordon, age 60, has been a director of the Company since April 2003. Mr. Gordon has been a partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since June 2008. Mr. Gordon is a co-founder of Electronic Arts, Inc. and served as its Executive Vice President and Chief Creative Officer from March 1998 to May 2008. Mr. Gordon’s individual qualifications and skills as a director include his experience as a senior executive and co-founder of a software and gaming company, including experience with emerging technologies, as well as his customer experience skills and skills relating to financial statement and accounting matters.

Alain Monié, age 59, has been a director of the Company since November 2008. Mr. Monié has been President and Chief Operating Officer of Ingram Micro Inc. since August 2007, and served as Executive Vice President and President of Ingram Micro Asia-Pacific from January 2004 to August 2007. He joined Ingram Micro in January 2003 as Executive Vice President. Mr. Monié was a director of Jones Lang LaSalle Incorporated from October 2005 to May 2009. Mr. Monié’s individual qualifications and skills as a director include his experience as a senior executive of a large technology distributor, including experience with international operations, as well as his customer experience skills and skills relating to financial statement and accounting matters.

Thomas O. Ryder, age 65, has been a director of the Company since November 2002. Mr. Ryder was Chairman of the Reader’s Digest Association, Inc. from April 1998 to December 2006, and was Chief Executive Officer from April 1998 to December 2005. Mr. Ryder has been a director of Starwood Hotels & Resorts Worldwide, Inc. since April 2001 and was Chairman of the Board of Directors at Virgin Mobile USA, Inc. from October 2007 to November 2009. Mr. Ryder’s individual qualifications and skills as a director include his experience as a senior executive of a large media and publishing company, including experience with intellectual property, as well as his customer experience skills and skills relating to financial statement and accounting matters.

Patricia Q. Stonesifer, age 53, has been a director of the Company since February 1997. Ms. Stonesifer has served as Chair of the Board of Regents of the Smithsonian Institution since January 2009. Since September 2008, she has served as senior advisor to the Bill and Melinda Gates Foundation, where she was

Chief Executive Officer from January 2006 to September 2008 and President and Co-chair from June 1997 to January 2006. Since September 2009, she has also served as a private philanthropy advisor. From May 2000 to May 2005, she was a director of Viacom, Inc. From 1988 to 1997, she worked in many roles at Microsoft Corporation, including as a Senior Vice President of the Interactive Media Division. Ms. Stonesifer’s individual qualifications and skills as a director include her experience as a senior executive at large public and non-profit organizations, including experience with emerging technologies, as well as her customer experience skills and skills relating to public policy and financial statement and accounting matters.

Corporate Governance

General

Board Leadership.    The Board is responsible for the control and direction of the Company. The Board represents the Company’s shareholders and its primary purpose is to build long-term shareholder value. The Chair of the Board is selected by the Board and currently is the CEO of the Company, Jeff Bezos. The Board believes that this leadership structure is appropriate for the Company given Mr. Bezos’ role in founding the Company and his significant ownership stake. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps the Company operate in the long-term interests of its shareholders. In addition, the independent directors on the Board have appointed a lead director from the Board’s independent directors, currently Mr. Ryder. The lead director presides over the executive sessions of the independent directors, chairs Board meetings in the Chair’s absence, and provides direction on agendas, schedules and materials for Board meetings that will be most helpful to the independent directors.

Director Independence.    The Board has determined that the following seven directors are independent as defined by Nasdaq rules: Mr. Alberg, Mr. Brown, Mr. Doerr, Mr. Gordon, Mr. Monié, Mr. Ryder, and Ms. Stonesifer. In addition, the Board determined that Myrtle Potter, whose final term as a director concluded in May 2009, was independent. In assessing directors’ independence, the Board took into account certain transactions, relationships and arrangements involving some of the directors and concluded that such transactions, relationships and arrangements did not impair the independence of the director. For Mr. Monié, the Board considered that the Company in the ordinary course of business purchased products in 2009 from Ingram Micro Inc., where Mr. Monié is an executive officer, but such payments were not significant for either the Company or Ingram Micro. For Messrs. Alberg, Doerr and Gordon, the Board considered that executive officers have in the past and may in the future invest in investment funds managed by entities where Messrs. Alberg, Doerr or Gordon are managing directors or partners. In addition, executive officers have in the past and may in the future directly invest in companies in which investment funds managed by these entities have also invested. For Mr. Ryder, the Board considered that his son-in-law has been employed with the Company since 2008, as disclosed in “Certain Relationships and Related Person Transactions.”

Risk Oversight.    As part of regular Board and committee meetings, the Directors oversee executives’ management of risks relevant to the Company. While the full Board has overall responsibility for risk oversight, the Board has delegated responsibility related to certain risks to the Audit Committee and the Leadership Development and Compensation Committee. The Audit Committee is responsible for overseeing management of risks related to the Company’s financial statements and financial reporting process, the qualifications, independence and performance of the Company’s independent auditors, the performance of the Company’s internal audit function, and the Company’s compliance with legal and regulatory requirements. The Leadership Development and Compensation Committee is responsible for overseeing management of risks related to compensation of the Company’s executive officers and the Company’s equity-based and certain other compensation plans. The full Board regularly reviews reports from management on various aspects of the Company’s business, including related risks and tactics and strategies for addressing them.

Please visit the Company’s investor relations website at www.amazon.com/ir, “Corporate Governance” for additional information on the Company’s corporate governance, including:

•	the Company’s Certificate of Incorporation and Bylaws;

•

the Board of Directors Guidelines on Significant Corporate Governance Issues, which includes policies on shareholder communications with the Board, director attendance at the Company’s annual meetings, and director resignations to facilitate majority voting;

•	the charters approved by the Board for the Audit Committee, the Leadership Development and Compensation Committee, and the Nominating and Corporate Governance Committee; and

•	the Code of Business Conduct and Ethics.

Board Meetings and Committees

The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2009, there were five meetings of the Board. All directors attended at least 75% of the aggregate of the meetings of the Board and committees occurring while they were members. All of our current directors attended the Company’s 2009 Annual Meeting of Shareholders.

The Board has established an Audit Committee, a Leadership Development and Compensation Committee, and a Nominating and Corporate Governance Committee. The Committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to shareholders. The table below provides current membership information as well as meeting information for the last fiscal year.

Name	Audit Committee		Leadership Development and Compensation Committee		Nominating and Corporate Governance Committee
Jeffrey P. Bezos
Tom A. Alberg	X	*
John Seely Brown(1)					X
L. John Doerr(2)					X	*
William B. Gordon(3)			X
Alain Monié	X
Thomas O. Ryder	X
Patricia Q. Stonesifer(3)			X	*
Total Meetings in 2009	8		3		2

*	Committee Chair
(1)	Mr. Brown is expected to chair the Nominating and Corporate Governance Committee effective as of the Annual Meeting.
(2)	Mr. Doerr is not standing for re-election at the Annual Meeting.
(3)	Mr. Gordon and Ms. Stonesifer are expected to join the Nominating and Corporate Governance Committee effective as of the Annual Meeting.

The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below. The Board has determined that the directors serving on each of these Committees satisfy applicable Nasdaq standards for independence.

Audit Committee.    The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and financial reporting process, the qualifications, independence and performance of the Company’s independent auditors, the performance of the Company’s internal audit function, and the Company’s compliance with legal and regulatory requirements. The Board has designated Mr. Alberg as the Audit Committee Financial Expert, as defined by Securities and Exchange Commission (“SEC”) rules.

Leadership Development and Compensation Committee.    The Leadership Development and Compensation Committee evaluates the Company’s programs and practices relating to leadership development, reviews and establishes compensation of the Company’s executive officers, and administers the Company’s equity-based and certain other compensation plans, all with a view toward maximizing long-term shareholder value. The Committee may engage compensation consultants but did not do so in 2009. Additional information on the Committee’s processes and procedures for considering and determining executive compensation is contained in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee reviews and assesses the composition of the Board, assists in identifying potential new candidates for director, recommends candidates for election as director, and provides a leadership role with respect to corporate governance of the Company. The Nominating and Corporate Governance Committee also recommends to the Board compensation for newly elected directors and reviews director compensation as necessary.

Director Nominations.    The Nominating and Corporate Governance Committee considers candidates for director who are recommended by its members, by other Board members, by shareholders and by management, as well as those identified by any third party search firms retained by the Company to assist in identifying and evaluating possible candidates. The Nominating and Corporate Governance Committee considers all aspects of a candidate’s qualifications in the context of the needs of the Company at that point in time and, as stated in the Board of Directors Guidelines on Significant Corporate Governance Issues, seeks out candidates with a diversity of experience and perspectives. When considering candidates as potential Board members, the Board and the Nominating and Corporate Governance Committee evaluate their ability to contribute to such diversity, and the Board assesses its effectiveness in this regard as part of its annual board and director evaluation process.

Among the qualifications, qualities and skills of a candidate considered important by the Nominating and Corporate Governance Committee are a commitment to representing the long-term interests of the shareholders; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics, integrity and values; practical wisdom and sound judgment; and business and professional experience in fields such as operations, technology, finance and marketing. When evaluating re-nomination of existing directors, the Committee also considers the nominees’ past and ongoing effectiveness on the Board and, with the exception of Mr. Bezos, who is employed by the Company, their independence. The Committee believes that each of the director nominees for the 2010 Annual Meeting possesses these attributes.

The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. Shareholders wishing to submit recommendations for director candidates to the Nominating and Corporate Governance Committee must provide the following information in writing to the attention of the Secretary of the Company by certified or registered mail:

•	the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;

•	the name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

•

the number of shares of common stock beneficially owned by the shareholder or group of shareholders making the recommendation, the length of time held, and to the extent any shareholder is not a registered holder of such securities, proof of such ownership.

To be considered by the Committee for the 2011 Annual Meeting of Shareholders, a director candidate recommendation must be received by the Secretary by Wednesday, December 15, 2010.

Compensation of Directors

Directors of the Company do not receive cash compensation for their services as directors or as members of committees of the Board, but are reimbursed for their reasonable expenses incurred for attending meetings. At the discretion of the Board, directors are eligible to receive stock-based awards under the Company’s 1997 Stock Incentive Plan (the “1997 Plan”). Based on the Nominating and Corporate Governance Committee’s recommendation, in May 2009 the Board approved a restricted stock unit award for 7,000 shares to John Seely Brown for his service as director, as his previous restricted stock unit award finished vesting in 2009. The new award vests in three equal annual installments, with the first vesting date occurring one year after the final vesting date under Mr. Brown’s previous restricted stock unit award. When determining the amount and vesting schedule for directors’ restricted stock unit awards, the Nominating and Corporate Governance Committee has not varied awards based on specific committee service.

The following table sets forth for the year ended December 31, 2009 all compensation reportable for directors, as determined by SEC rules.

Director Compensation for 2009

Name	Stock Awards/ Total Compensation(1)
Jeffrey P. Bezos(2)	$—
Tom A. Alberg(3)	—
John Seely Brown(4)	542,430
L. John Doerr(3)	—
William B. Gordon(5)	—
Alain Monié(5)	—
Myrtle S. Potter(6)	—
Thomas O. Ryder(3)	—
Patricia Q. Stonesifer(3)	—

(1)	Stock awards are reported at grant date fair value, as determined under applicable accounting standards. Grant date fair value is determined based on the number of shares granted multiplied by the average of the high and the low trading price of Amazon.com common stock on the grant date, without regard to the fact that the grants vest over a number of years. See Note 1, “Description of Business and Accounting Policies—Stock-Based Compensation,” in Item 8, “Financial Statements and Supplementary Data,” in the Company’s 2009 Annual Report on Form 10-K.
(2)	Mr. Bezos does not receive any compensation for his services as a director in addition to his compensation as Chief Executive Officer.
(3)	Messrs. Alberg, Doerr, and Ryder and Ms. Stonesifer each held 2,333 unvested restricted stock units as of December 31, 2009. Mr. Doerr is not standing for re-election at the Annual Meeting.
(4)	Mr. Brown held 7,000 unvested restricted stock units as of December 31, 2009.
(5)	Mr. Gordon and Mr. Monié each held 4,666 unvested restricted stock units as of December 31, 2009.
(6)	Ms. Potter’s final term as a director concluded in May 2009. Ms. Potter did not hold any unvested restricted stock units as of December 31, 2009.

ITEM 2—RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP

Under the rules and regulations of the SEC, the Audit Committee is directly responsible for the appointment of the Company’s independent auditors. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the shareholders of the appointment of, the registered public accounting firm of Ernst & Young LLP (“E&Y”) to serve as independent auditors for the fiscal year ending December 31, 2010. The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the matter is required to ratify the selection of E&Y. Broker nonvotes will have no effect on the outcome of this matter. Abstentions will be counted as present at the Annual Meeting for purposes of this matter and will have the effect of a vote against the ratification of the appointment of E&Y. If shareholders do not ratify the selection of E&Y, the Audit Committee will evaluate the shareholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2011 fiscal year. In addition, if shareholders ratify the selection of E&Y as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select E&Y or another registered public accounting firm as the Company’s independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF E&Y AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

AUDITORS

Representatives of E&Y are expected to attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

Audit Fees

Audit fees include the aggregate fees billed for the audit of the Company’s annual consolidated financial statements and its internal controls, and the reviews of each of the quarterly consolidated financial statements included in the Company’s Forms 10-Q. These fees also include statutory and other audit work performed with respect to certain of the Company’s subsidiaries. The aggregate audit fees billed to the Company by E&Y for the fiscal year ended December 31, 2009 were $3,538,000. The aggregate audit fees billed to the Company by E&Y for the fiscal year ended December 31, 2008 were $4,071,000.

Audit-Related Fees

Audit-related fees include accounting advisory services related to the accounting treatment of transactions or events, including acquisitions, and to the adoption of new accounting standards, as well as additional procedures related to accounting records performed to comply with regulatory reporting requirements. The aggregate audit-related fees billed to the Company by E&Y for the fiscal year ended December 31, 2009 were $183,000. The aggregate audit-related fees billed to the Company by E&Y for the fiscal year ended December 31, 2008 were $63,000.

Tax Fees

Tax fees were for tax reconciliation services for certain international entities. The aggregate tax fees billed to the Company by E&Y for the fiscal year ended December 31, 2009 were $8,000. The aggregate tax fees billed to the Company by E&Y for the fiscal year ended December 31, 2008 were $10,000.

All Other Fees

No other fees were billed to the Company by E&Y for the fiscal year ended December 31, 2009 or for the fiscal year ended December 31, 2008.

Pre-Approval Policies and Procedures

All of the fees described above were approved by the Audit Committee. The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by the Company’s independent auditors. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by E&Y if they are initiated within eighteen (18) months after the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration under the policy. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to each of its members. Any member who exercises this authority must report any pre-approval decisions to the Audit Committee at its next meeting.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent auditors are engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2009 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU § 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

The Audit Committee

Tom A. Alberg

Alain Monié

Thomas O. Ryder

ITEM 3—SHAREHOLDER PROPOSAL TO REQUIRE DISCLOSURE

REGARDING CORPORATE POLITICAL CONTRIBUTIONS

City of Philadelphia Public Employees Retirement System, Sixteenth Floor, Two Penn Center Plaza, Philadelphia, PA 19102, a shareholder that as of December 8, 2009, owned 16,377 shares of common stock of the Company, and has notified the Company of its intention to propose the following resolution at the Annual

Meeting. Newground Social Investment, 2206 Queen Anne Ave. N., Suite 402, Seattle, WA 98109, acting on behalf of shareholders that as of December 17, 2009 owned at least 2,657 shares of common stock of the Company, is a co-sponsor of the City of Philadelphia Public Employees Retirement System’s shareholder proposal. The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the matter is required to adopt this shareholder proposal. Broker nonvotes will have no effect on the outcome of this matter. Abstentions will be counted as present at the Annual Meeting for purposes of this matter and will have the effect of a vote against the shareholder proposal. THE BOARD RECOMMENDS A VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.

Beginning of Shareholder Proposal and Statement of Support by City of Philadelphia Public Employees Retirement System:

CITY OF PHILADELPHIA PUBLIC EMPLOYEES RETIREMENT SYSTEM SHAREHOLDER PROPOSAL

Resolved, that the shareholders of Amazon.com (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures not deductible under section 162(e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Stockholder Supporting Statement

As long-term shareholders of Amazon.com, we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with recent federal ethics legislation. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of and may pose risks to the company and its shareholders.

However, relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations. This would bring our Company in line with a growing number of leading companies, including Hewlett-Packard, Aetna and American Electric Power that support political disclosure and accountability and present this information on their web sites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

End of Shareholder Proposal and Statement of Support by City of Philadelphia Public Employees Retirement System

Recommendation of the Board of Directors on Item 3

The Board of Directors recommends that you vote against this proposal.

The Company has not made contributions to political candidates or parties and complies with ample regulation requiring public disclosure of corporate political activity. The Company participates in the political process by informing public officials about our positions on key issues significant to our customers and our business. The federal government requires that corporate expenditures on such federal government relations efforts be reported to the House and Senate, and our reports are publicly available at http://lobbyingdisclosure.house.gov/ and http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm.

The Company also belongs to certain trade associations and coalitions, many of which engage in efforts to inform lawmakers on issues important to their members. The portions of our dues these organizations spend on federal government relations efforts are already included in the amounts we report to the House and Senate described above. Our government relations efforts in various states are also required to be reported under state law.

The Company has formed a political action committee (PAC), but the PAC is funded by voluntary contributions of the Company’s employees and shareholders, and their spouses – not corporate funds. The PAC’s activities are subject to federal regulation, including detailed public disclosure requirements. The PAC files regular public reports with the Federal Election Commission (FEC), and political contributions by the PAC are required to be disclosed. These reports are publicly available on the FEC website at http://www.fec.gov/disclosure.shtml.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL REGARDING DISCLOSURE OF CORPORATE POLITICAL CONTRIBUTIONS.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of February 25, 2010 (except as otherwise indicated) by (i) each person or entity known by the Company to beneficially own more than 5% of the Company’s common stock, (ii) each director of the Company, (iii) each executive officer of the Company for whom compensation information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers as a group. Except as otherwise indicated, and subject to any interests of the reporting person’s spouse, the Company believes that the beneficial owners of common stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. As of February 25, 2010 the Company had 445,225,947 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Jeffrey P. Bezos 410 Terry Avenue North, Seattle, WA 98109	92,158,027		20.7%
Tom A. Alberg	54,220	(1)	*
John Seely Brown	11,500		*
L. John Doerr	2,924,962		*
William B. Gordon	7,742	(2)	*
Alain Monié	2,334		*
Thomas O. Ryder	49,667		*
Patricia Q. Stonesifer	70,550		*
Thomas J. Szkutak	46,413		*
Sebastian J. Gunningham	82,500	(3)	*
Diego Piacentini	114,708		*
Shelley L. Reynolds	10,593	(4)	*
All Directors and Executive Officers as a group (19 persons)	95,699,703	(5)	21.5%

*	Less than 1%.
(1)	Includes 11,250 shares held by a charitable trust of which Mr. Alberg is a trustee and as to which he shares voting and investment power. Mr. Alberg disclaims beneficial ownership of the shares of common stock held by the charitable trust.
(2)	Includes 2,333 shares issuable under a stock-based award that vested April 9, 2010.
(3)	Includes 75,000 shares issuable under a stock-based award that vested March 5, 2010.
(4)	Includes 1,354 shares issuable under a stock-based award that vested March 15, 2010 and 4,200 shares issuable under a stock-based award that vested March 27, 2010.
(5)	Includes 166,487 shares beneficially owned by other executive officers of the Company, of which 13,130 shares are issuable under stock-based awards exercisable as of February 25, 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Amazon.com’s approach to compensating its employees, including its “named executive officers,” is to tie total compensation to long-term shareholder value, as reflected primarily in the Company’s stock price. “Named executive officers” are the Company’s (i) Chief Executive Officer, (ii) Chief Financial Officer and (iii) other three most highly compensated executive officers based on SEC regulations. The Company’s employment offer letters with its named executive officers provide for at-will employment, and named executive officer compensation generally consists of stock-based compensation, base salaries, new hire cash bonuses and other compensation and benefits.

Stock-Based Compensation.    The primary component of a named executive officer’s total compensation is stock-based compensation in order to closely tie total compensation to long-term shareholder value. Accordingly, named executive officers receive sizeable stock-based awards at the time of hire and are also eligible for stock-based awards on a periodic basis. Due to Mr. Bezos’ substantial ownership in the Company (approximately 21%), Mr. Bezos has never received any stock-based compensation from the Company.

Since late 2002, the Company has used restricted stock units as its primary stock-based compensation vehicle. The Company believes that restricted stock units align the long-term interests of named executive officers and shareholders and help efficiently manage overall shareholder dilution from stock awards. Restricted stock unit grant amounts and vesting for named executive officers, whether for new hire or subsequent grants, are established by the Leadership Development and Compensation Committee after receiving recommendations from the Vice President of Human Resources and the Chief Executive Officer. These restricted stock unit grants generally vest over a period of four to six years.

For new hire grants, the Vice President of Human Resources, the Chief Executive Officer and the Leadership Development and Compensation Committee consider various factors, including past compensation from the named executive officer’s former employer, future compensation from such former employer that will be forfeited upon joining the Company, the compensation of similarly-situated senior executives at the Company, the named executive officer’s expected level of responsibility at the Company and expected contributions to the Company’s future success and the market compensation of similarly-situated executives at other retail, internet and technology companies.

For periodic grants, the Vice President of Human Resources, the Chief Executive Officer and the Leadership Development and Compensation Committee consider various factors, including the named executive officer’s level of responsibility, past contributions to Company performance, and expected contributions to the Company’s future success, as well as the market compensation of similarly-situated executives at other retail, internet and technology companies. Generally, the Leadership Development and Compensation Committee considers whether to make periodic grants to executive officers in connection with the Company’s annual performance and compensation review process, which normally occurs between January and April.

For both new hire and periodic restricted stock unit grants, the Vice President of Human Resources and Chief Executive Officer develop grant recommendations by subjectively evaluating the factors above to set a total compensation target for each named executive officer and then designing restricted stock unit grants to help meet those total compensation targets based on stock price assumptions, taking into account the named executive officer’s cash compensation and the estimated value of pre-existing stock-based compensation vesting in subsequent years, if any. In this process, the Vice President of Human Resources and Chief Executive Officer view projected total compensation for a given year as cash compensation expected to be earned in that year plus the projected value of stock-based compensation vesting in that year. Because the Company focuses on total compensation over time and takes into account existing compensation, periodic grants for a smaller number of shares do not necessarily reflect lower total compensation.

Based on the vesting schedule of her previous awards, as well as factors discussed above with respect to periodic grants, in April 2009, Ms. Reynolds received a restricted stock unit award with vesting beginning in May 2010, assuming continued employment. The Company has imposed additional vesting conditions designed to qualify this award, along with certain other awards issued in previous years to named executive officers, as tax-deductible compensation under Section 162(m)(4)(c) of the Internal Revenue Code. No other executive officers received a restricted stock unit award in 2009.

Base Salaries.    Consistent with the Company’s belief that total compensation should be tied to long-term shareholder value, base salaries for named executive officers are designed to provide a minimum level of cash compensation and to be significantly less than those paid by similarly situated companies. Base salaries for named executive officers remained flat during 2009 compared to 2008 and ranged from $81,840 for Mr. Bezos to $175,000 for Mr. Piacentini. Base salaries were $160,000 for the other named executive officers. Due to Mr. Bezos’ substantial ownership in the Company, Mr. Bezos again requested not to receive additional compensation in 2009 and has never received annual cash compensation in excess of his current amount.

New Hire Cash Bonuses.    New hire cash bonuses generally are paid in monthly installments to a named executive officer. These bonuses are also determined by the Leadership Development and Compensation Committee after receiving recommendations from the Chief Executive Officer and the Vice President of Human Resources. In determining the amount of new hire cash bonuses, the Leadership Development and Compensation Committee considers the same factors as described above with respect to new hire restricted stock unit grants. The new hire cash bonuses are for a set amount determined at hire and are generally designed to provide appropriate total compensation until stock-based compensation begins to vest, at which time total compensation becomes variable and largely tied to long-term shareholder value. In 2009, Mr. Gunningham received new hire cash bonus payments as shown in the “Bonus” column of the Summary Compensation Table.

Other Compensation and Benefits.    Named executive officers receive additional compensation in the form of vacation, medical, 401(k), relocation and other benefits generally available to all of the Company’s employees. The Company provides security for Mr. Bezos, including security in addition to that provided at business facilities and during business-related travel. The Company believes that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit. The Company provides relocation assistance to newly hired executives consistent with what it provides to other employees, and it provided this assistance to Mr. Gunningham in 2009. The amounts attributable to security benefits for Mr. Bezos, relocation assistance for Mr. Gunningham and expatriation benefits, including a cost of living and housing allowance, for Mr. Piacentini, are included in the “All Other Compensation” column of the Summary Compensation Table. The Company does not provide any other perquisites or other personal benefits to its named executive officers.

Leadership Development and Compensation Committee Report

The Leadership Development and Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its oversight responsibility relating to, among other things, establishing and reviewing compensation of the Company’s executive officers. The Leadership Development and Compensation Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis and, based on the review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Leadership Development and Compensation Committee

Patricia Q. Stonesifer

William B. Gordon

Compensation of Named Executive Officers

The following table sets forth for the year ended December 31, 2009 the compensation reportable for the named executive officers, as determined by SEC rules.

Summary Compensation Table

Name And Principal Position	Year	Salary		Bonus		Stock Awards(1)	All Other Compensation		Total
Jeffrey P. Bezos	2009	$81,840		$—		$—	$1,700,000	(2)	$1,781,840
Chief Executive Officer	2008	81,840		—		—	1,200,000	(2)	1,281,840
	2007	81,840		—		—	1,200,000	(2)	1,281,840

Thomas J. Szkutak	2009	160,000		—		—	3,200	(3)	163,200
SVP and Chief Financial Officer	2008	157,500		—		7,491,000	3,150	(3)	7,651,650
	2007	150,000		—		—	3,000	(3)	153,000

Sebastian J. Gunningham	2009	160,000		100,000	(4)	—	179,887	(5)	439,887
SVP, Seller Services	2008	157,500		725,000	(4)	—	57,035	(6)	939,535
	2007	123,863	(7)	1,125,000	(4)	14,130,000	183,878	(8)	15,562,741

Diego Piacentini	2009	175,000		—		—	55,905	(9)	230,905
SVP, International Retail

Shelley L. Reynolds	2009	160,000		—		450,232	3,200	(3)	613,432
VP, Principal Accounting Officer & Worldwide Controller

(1)	Stock awards are reported at grant date fair value, as determined under applicable accounting standards. Grant date fair value for restricted stock units is determined based on the number of shares granted multiplied by the average of the high and the low trading price of Amazon.com common stock on the grant date, without regard to the fact that the grants vest over a number of years. See Note 1, “Description of Business and Accounting Policies—Stock-Based Compensation,” in Item 8, “Financial Statements and Supplementary Data,” in the Company’s 2009, 2008 and 2007 Annual Reports on Form 10-K.
(2)	Represents the approximate incremental cost of security arrangements for Mr. Bezos in addition to security arrangements provided at business facilities and for business travel. The Company believes that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit.
(3)	Represents the value of shares of common stock contributed by the Company to the named executive officer’s account in the Company’s 401(k) plan.
(4)	Represents a signing bonus. See “Employment Arrangements.”
(5)	Represents expenses paid by the Company in connection with Mr. Gunningham’s relocation to the Seattle area in association with the sale of a home, including $72,000 for broker commissions and $72,000 for buyer costs and incentives.
(6)	Represents expenses paid by the Company in connection with Mr. Gunningham’s relocation to the Seattle area, including $55,421 for transport and storage of goods and $362 in reimbursements for taxes.
(7)	Represents base salary paid to Mr. Gunningham after he commenced employment in March 2007.
(8)	Represents expenses paid by the Company in connection with Mr. Gunningham’s relocation to the Seattle area, including $51,433 related to the purchase of a new home, $43,304 in temporary living expenses and $18,588 in reimbursements for taxes.
(9)	Represents expatriation benefits, including a cost of living and housing allowance in the amount of $40,829 and tax reimbursement in connection with such benefits in the amount of $15,076. See “Employment Arrangements.”

Employment Arrangements

Sebastian J. Gunningham.    Mr. Gunningham’s 2007 employment offer letter provided for an initial annual salary of $150,000. Mr. Gunningham’s employment is for no specified length of time. As provided in Mr. Gunningham’s offer letter, he received a new hire signing bonus of $1,350,000 during his first year of employment and an additional $600,000 during his second year of employment, in each case payable in equal monthly installments and subject to his continued employment with the Company. As additional consideration for entering into a confidentiality, noncompetition and invention assignment agreement with the Company, the Company awarded Mr. Gunningham a restricted stock unit award in the amount of 375,000 shares vesting at the rate of 20% after two years of employment and 20% after every year of employment thereafter, subject to continued employment with the Company.

Diego Piacentini.    Mr. Piacentini’s 2000 employment offer letter provided for an initial annual salary of $175,000. Mr. Piacentini’s employment is for no specified length of time. Mr. Piacentini’s employment offer letter also provides for certain expatriation benefits, including a cost of living and housing allowance.

The following table supplements the disclosure in the Summary Compensation Table with respect to stock awards made to the named executive officers in 2009.

Grants of Plan-Based Awards in Fiscal Year 2009

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock Awards(1)
Jeffrey P. Bezos	—	—		—
Thomas J. Szkutak	—	—		—
Sebastian J. Gunningham	—	—		—
Diego Piacentini	—	—		—
Shelley L. Reynolds	4/2/2009	5,976	(2)	$450,232

(1)	Stock awards are reported at grant date fair value, as determined under applicable accounting standards. Grant date fair value is determined based on the number of shares granted multiplied by the average of the high and the low trading price of Amazon.com common stock on the grant date, without regard to the fact that the grants vest over a number of years. The holder of the restricted stock unit award does not have any voting, dividend or other ownership rights in the shares of common stock subject to the award unless and until the award vests and the shares are issued.
(2)	Vests as to 158 shares on May 15, 2010, August 15, 2010 and November 15, 2010; 157 shares on February 15, 2011; 339 shares on May 15, 2011 and August 15, 2011; 338 shares on November 15, 2011 and February 15, 2012; 556 shares on May 15, 2012, August 15, 2012 and November 15, 2012; 555 shares on February 15, 2013; and 442 shares on May 15, 2013 and quarterly thereafter through February 15, 2014, assuming continued employment. This vesting schedule reflects total compensation targets for future years based on the number of shares vesting and stock price assumptions for each future year.

Outstanding Equity Awards at Fiscal Year-End and Equity Awards Realized in 2009

The following table sets forth information concerning the outstanding stock awards held at December 31, 2009 by the named executive officers.

Outstanding Equity Awards at 2009 Fiscal Year End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Jeffrey P. Bezos	—		—

Thomas J. Szkutak
Restricted stock units	174,898	(2)	$23,527,279

Sebastian J. Gunningham
Restricted stock units	300,000	(3)	40,356,000

Diego Piacentini
Restricted stock units	175,943	(4)	23,667,852

Shelley L. Reynolds
Restricted stock units	39,616	(5)	5,329,144

(1)	Reflects the closing market price of the Company’s common stock on December 31, 2009, $134.52, multiplied by the number of restricted stock units that were not vested as of December 31, 2009.
(2)	Reflects shares of the Company’s common stock subject to: (a) a restricted stock unit award for 74,898 shares vesting as follows, assuming continued employment: 18,725 shares on May 15, 2010; 18,724 shares on August 15, 2010; 18,725 shares on November 15, 2010; and 18,724 shares on February 15, 2011; and (b) a restricted stock unit award for 100,000 shares vesting as follows, assuming continued employment: 10,000 shares on May 15, 2011 and quarterly thereafter through February 15, 2012; and 7,500 shares on May 15, 2012 and quarterly thereafter through February 15, 2014.
(3)	Reflects shares of the Company’s common stock subject to a restricted stock unit award for 375,000 shares, which vested as to 75,000 shares on March 5, 2009 and March 5, 2010 and vesting as follows, assuming continued employment: 75,000 shares on March 5, 2011 and 75,000 yearly thereafter through March 5, 2013.
(4)	Reflects shares of the Company’s common stock subject to: (a) a restricted stock unit award for 16,065 shares, which vested as to 3,013 shares on May 15, 2008; 3,012 shares on August 15, 2008 and quarterly thereafter through February 15, 2009; and 1,004 shares on May 15, 2009 and quarterly thereafter through February 15, 2010; (b) a restricted stock unit award for 175,930 shares, which vested as to 13,345 shares on May 15, 2008 and quarterly thereafter through February 15, 2009; 15,871 shares on May 15, 2009; 15,870 shares on August 15, 2009 and quarterly thereafter through February 15, 2010; and vesting as follows, assuming continued employment: 14,768 shares on May 15, 2010; and 14,767 shares August 15, 2010 and quarterly thereafter through February 15, 2011; and (c) a restricted stock unit award for 100,000 shares vesting as follows, assuming continued employment: 10,000 shares on May 15, 2011 and quarterly thereafter through February 15, 2012; and 7,500 shares on May 15, 2012 and quarterly thereafter through February 15, 2014.
(5)

Reflects shares of the Company’s common stock subject to: (a) a restricted stock unit award for 42,000 shares, which vested as to 8,400 shares on March 26, 2008; 4,200 shares on September 24, 2008, March 27, 2009, September 24, 2009, and March 27, 2010; and vesting as follows, assuming continued employment: 4,200 shares on September 24, 2010, March 27, 2011, September 24, 2011 and March 26, 2012; (b) a restricted stock unit award for 15,091 shares, which vested as to 1,872 shares on June 12, 2008, September 12, 2008 and December 13, 2008; 1,873 shares on March 15, 2009; 1,354 shares on

June 12, 2009, September 12, 2009, December 13, 2009 and March 15, 2010; and vesting as follows, assuming continued employment: 547 shares on June 12, 2010, September 12, 2010 and December 13, 2010; and 545 shares on March 15, 2011; (c) a restricted stock unit award for 9,100 shares, vesting as follows, assuming continued employment: 1,312 shares on May 15, 2012 and quarterly thereafter through November 15, 2012; 1,313 shares on February 15, 2013; 963 shares on May 15, 2013 and quarterly thereafter through November 15, 2013; and 962 shares on February 15, 2014; and (d) a restricted stock unit award for 5,976 shares, vesting as follows, assuming continued employment: 158 shares on May 15, 2010 and quarterly thereafter through November 15, 2010; 157 shares on February 15, 2011; 339 shares on May 15, 2011 and August 15, 2011; 338 shares on November 15, 2011 and February 15, 2012; 556 shares on May 15, 2012 and quarterly thereafter through November 15, 2012; 555 shares on February 15, 2013; and 442 shares on May 15, 2013 and quarterly thereafter through February 15, 2014.

The following table sets forth information concerning stock awards that vested during the last fiscal year with respect to the named executive officers.

Stock Vested in 2009

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Jeffrey P. Bezos	—	—
Thomas J. Szkutak	71,425	$6,502,532
Sebastian J. Gunningham	75,000	4,857,750
Diego Piacentini	69,146	6,067,830
Shelley L. Reynolds	14,335	1,221,541

(1)	Amount is the number of shares of stock acquired upon vesting multiplied by the market price (closing price) of the Company’s common stock on the vesting date (or the preceding trading day if the vesting date was not a trading day).

Potential Payments Upon Termination of Employment or Change-In-Control

Termination and Change-in-Control Agreements or Arrangements

The Company does not have arrangements with any of its named executive officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change-in-control. Upon termination of employment for any reason, all unvested restricted stock units expire.

Change-in-Control Provisions of 1997 Plan

In the event of (i) the merger or consolidation of the Company in which it is not the surviving corporation pursuant to which shares of common stock are converted into cash, securities or other property (other than a merger in which holders of common stock immediately before the merger have the same proportionate ownership of the capital stock of the surviving corporation immediately after the merger), (ii) the sale, lease, exchange or other transfer of all or substantially all of the Company’s assets (other than a transfer to a majority-owned subsidiary), or (iii) the approval by the holders of common stock of any plan or proposal for the Company’s liquidation or dissolution (each a “Corporate Transaction”), the Leadership Development and Compensation Committee will determine whether provisions will be made in connection with the Corporate Transaction for the assumption of stock-based awards under the 1997 Plan or the substitution of appropriate new awards covering the stock of the successor corporation or an affiliate of the successor corporation. If the Leadership Development and Compensation Committee determines that no such assumption or substitution will be made, vesting of outstanding awards under the 1997 Plan will automatically accelerate so that such awards become 100% vested immediately before the Corporate Transaction. On a hypothetical basis, assuming the Leadership Development and Compensation Committee had made such a determination in a Corporate Transaction that closed on December 31, 2009, the dollar value of the stock-based awards held by named executive officers that would have vested based on the closing price of the Company’s common stock of $134.52 on December 31, 2009 is set forth in the “Outstanding Equity Awards at 2009 Fiscal Year End” table.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information concerning the Company’s equity compensation plans as of December 31, 2009:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	15,869,441	(1)	$21.91	(2)	129,771,878	(3)
Equity compensation plans not approved by shareholders	372,824		11.36		18,804,741

Total	16,242,265	(4)	14.58		148,576,619

(1)	Includes 15,717,942 shares issuable pursuant to restricted stock unit awards, which awards may be granted only under the Company’s shareholder-approved 1997 Plan. There is no exercise price associated with a restricted stock unit award.
(2)	Calculation excludes shares subject to restricted stock unit awards.
(3)	The 1997 Plan authorizes the issuance of options and restricted stock unit awards. For the fiscal years 2001 through 2010, the maximum number of shares issuable pursuant to the 1997 Plan was increased as of the first day of each fiscal year of the Company by an amount equal to (a) the lesser of (i) 4% of the outstanding common stock as of the end of the immediately preceding fiscal year, and (ii) 15 million shares, or (b) a lesser amount as determined by the Leadership Development and Compensation Committee.
(4)	Excludes 687,479 shares of common stock issuable upon exercise of stock options having a weighted average exercise price of $42.57 and 11,995 restricted stock unit awards outstanding under equity plans assumed by the Company as a result of acquisitions.

Equity Compensation Plans Not Approved By Security Holders.    The Board adopted the 1999 Nonofficer Employee Stock Option Plan (the “1999 Plan”) to enable the grant of nonqualified stock options to employees, consultants, agents, advisors and independent contractors of the Company and its subsidiaries who are not officers or directors of the Company. Restricted stock units, the Company’s primary form of stock-based compensation since 2002, are not granted from the 1999 Plan. The 1999 Plan, which does not have a fixed expiration date, has not been approved by the Company’s shareholders. The Leadership Development and Compensation Committee is the administrator of the 1999 Plan, and as such determines all matters relating to options granted under the 1999 Plan, including the selection of the recipients, the size of the grants and the conditions to vesting and exercisability. The Leadership Development and Compensation Committee has delegated authority to make grants under the 1999 Plan to another committee of the Board and to certain officers of the Company, subject to specified limitations on the size and terms of such grants. A maximum of 40 million shares of common stock were reserved for issuance under the 1999 Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Gianna Puerini, an employee of Amazon.com, shares the same household as Brian Valentine, an executive officer of the Company. In 2009, Ms. Puerini earned $143,503 in salary and was granted a restricted stock unit award with respect to 1,836 shares, vesting over four years. Her compensation is consistent with the total compensation provided to other Company employees of the same level with similar responsibilities.

Justin Burks, an employee of Amazon.com, is the son-in-law of Thomas O. Ryder, a director of the Company. In 2009, Mr. Burks earned $126,250 in salary and received $20,000 in signing bonus. His compensation is consistent with the total compensation provided to other Company employees of the same level with similar responsibilities.

The Audit Committee reviews and, as appropriate, approves and ratifies “related person” transactions, defined as any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000, (b) the Company is a participant, and (c) any Related Person has or will have a direct or indirect material interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A “Related Person” is any (a) person who is an executive officer, director or nominee for election as a director of the Company, (b) greater than 5 percent beneficial owner of the Company’s outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of a person. The Company does not have written policies or procedures for related person transactions but relies on the Audit Committee’s exercise of business judgment, consistent with Delaware law, in reviewing such transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2009, its officers, directors and greater-than-10% shareholders timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934.

EXPENSES OF SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by the Company. Georgeson Inc. will distribute proxy materials to beneficial owners, may solicit proxies by personal interview, mail, telephone and electronic communications, and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the common stock held on the record date by such persons. The Company will pay Georgeson Inc. $6,000 for its proxy solicitation services and will reimburse Georgeson Inc. for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, telephone, and electronic communications by directors, officers and other employees of the Company without additional compensation.

OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters that the Company intends to present, or has reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders to be considered for inclusion in the Proxy Statement and proxy card for the 2011 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted in writing to the Secretary of the Company, Amazon.com, Inc., 410 Terry Avenue North, Seattle, WA 98109, and must be received by 11:59 p.m. Pacific Time on Wednesday, December 15, 2010. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement.

In addition, the Company’s Bylaws include advance notice provisions that require shareholders desiring to bring nominations for directors or other business before an annual shareholders meeting to do so in accordance with the terms of the advance notice provisions. The Bylaws’ advance notice provisions do not apply if the shareholder only seeks to include such matters in the Proxy Statement pursuant to Rule 14a-8.

The Bylaws’ advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of the Company regarding such nominations or other business and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely, a shareholder who intends to present nominations or a proposal at the 2011 Annual Meeting of Shareholders other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws to the Secretary no earlier than February 24, 2011 and no later than March 26, 2011. However, if the Company significantly changes the timing of its 2011 Annual Meeting of Shareholders (i.e., holds the meeting more than 30 days before, or more than 60 days after, the anniversary of the 2010 Annual Meeting date), then the information must be received no earlier than the 90th day prior to the 2011 Annual Meeting date, and not later than (i) the 60th day prior to the 2011 Annual Meeting date or (ii) the tenth day after public disclosure of the 2011 Annual Meeting date, whichever is later. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

AND PROXY STATEMENT

A copy of the Company’s combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Annual Report”), accompanies this Proxy Statement. If you and others who share your mailing address own common stock in street name, meaning through a bank or brokerage firm or other nominee, you may have received a notice that your household will receive only one annual report and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of our Notice of Internet Availability of Proxy Materials (and/or a single copy of this Proxy Statement and the 2009 Annual Report) have been sent to your address. Each street name shareholder receiving the Proxy Statement by mail will continue to receive a separate voting instruction form.

If you would like to revoke your consent to householding and in the future receive your own Notice of Internet Availability of Proxy Materials (or your own set of proxy materials, as applicable) or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of the Notice of Internet Availability of Proxy Materials, the 2009 Annual Report or this Proxy Statement, these documents are available in digital form for download or review by visiting “Financial Documents” at www.amazon.com/ir. Alternatively, we will promptly send a copy of these documents to you without charge upon request by mail to Investor Relations, Amazon.com, Inc., P.O. Box 81226, Seattle, WA 98108-1226, or by calling 1-800-426-6825. Please note, however, that if you wish to receive a paper proxy card or voting instruction or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice of Internet Availability of Proxy Materials.

If you own shares in street name, you can also register to receive all future shareholder communications electronically, instead of in print. This means that links to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail. Holders in street name can register for electronic delivery at http://www.icsdelivery.com/amzn. Electronic delivery of shareholder communications helps save your Company money by reducing printing and postage costs.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET http://www.proxyvoting.com/amzn Use the Internet to vote. Have this card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote. Have this card in hand when you call.
If you vote by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

72319 Fulfillment 72319/72354

‚ FOLD AND DETACH HERE ‚

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN ACCORDANCE WITH THE DIRECTION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS BELOW:

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS										Please mark your votes as indicated in this example		☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR.
ITEM 1 – ELECTION OF DIRECTORS
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2		FOR	AGAINST	ABSTAIN
01 Jeffrey P. Bezos	☐	☐	☐	05 Alain Monié	☐	☐	☐	ITEM 2 –	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	☐	☐	☐
02 Tom A. Alberg	☐	☐	☐	06 Thomas O. Ryder	☐	☐	☐
03 John Seely Brown	☐	☐	☐	07 Patricia Q. Stonesifer	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 3
04 William B. Gordon	☐	☐	☐					ITEM 3 –	SHAREHOLDER PROPOSAL CALLING FOR THE COMPANY TO MAKE CERTAIN DISCLOSURES REGARDING CORPORATE POLITICAL CONTRIBUTIONS	☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES ACCESS TO OR RECEIPT OF THE COMPANY’S PROXY STATEMENT IN CONNECTION WITH THE ANNUAL MEETING AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN.

Will Attend Meeting	☐	YES

☐
Mark Here for Address Change or Comments SEE REVERSE

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Amazon.com, Inc. account online.

Access your Amazon.com, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Amazon.com, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the Internet at http://www.proxyvoting.com/amzn

‚   FOLD AND DETACH HERE  ‚

PROXY

AMAZON.COM, INC.

Annual Meeting of Shareholders - May 25, 2010

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of Amazon.com, Inc., a Delaware corporation (the “Company’), hereby appoints Jeffrey P. Bezos, Thomas J. Szkutak and L. Michelle Wilson, or any one of them, with full power of substitution in each, as proxies to cast all votes that the undersigned is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at 9:00 a.m., Pacific Time, on May 25, 2010 at the Seattle Art Museum, Plestcheeff Auditorium, 1300 First Avenue, Seattle, Washington 98101, or any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card and upon such other matters as may be properly presented.

Address Change/Comments
(Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

72319 Fulfillment 72319/72354

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 5:00 PM Eastern Time, May 19, 2010.

INTERNET http://www.proxyvoting.com/amzn Use the Internet to vote. Have this card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote. Have this card in hand when you call.
If you vote by Internet or by telephone, you do NOT need to mail back this card.
To vote by mail, mark, sign and date this card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the trustee to vote your shares in the same manner as if you marked, signed and returned this card.

72416-bl

‚ FOLD AND DETACH HERE ‚

SHARES WILL BE VOTED AS DIRECTED OR AS PROVIDED IN THE AMAZON.COM 401(K) PLAN DOCUMENT.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS										Please mark your votes as indicated in this example		☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR.
ITEM 1 – ELECTION OF DIRECTORS
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2		FOR	AGAINST	ABSTAIN
01 Jeffrey P. Bezos	☐	☐	☐	05 Alain Monié	☐	☐	☐	ITEM 2 –	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	☐	☐	☐
02 Tom A. Alberg	☐	☐	☐	06 Thomas O. Ryder	☐	☐	☐
03 John Seely Brown	☐	☐	☐	07 Patricia Q. Stonesifer	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 3
04 William B. Gordon	☐	☐	☐					ITEM 3 –	SHAREHOLDER PROPOSAL CALLING FOR THE COMPANY TO MAKE CERTAIN DISCLOSURES REGARDING CORPORATE POLITICAL CONTRIBUTIONS	☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES ACCESS TO OR RECEIPT OF THE COMPANY’S PROXY STATEMENT IN CONNECTION WITH THE ANNUAL MEETING AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN.

Will Attend Meeting	☐	YES

☐
Mark Here for Address Change or Comments SEE REVERSE

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can view the Annual Report and Proxy Statement on the Internet at http://www.proxyvoting.com/amzn

‚   FOLD AND DETACH HERE  ‚

PROXY

AMAZON.COM, INC.

Annual Meeting of Shareholders - May 25, 2010

SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned participant in the Amazon.com Company Stock Fund of the Amazon.com 401(k) Plan hereby directs Vanguard Fiduciary Trust Company, the trustee of the Amazon.com 401(k) Plan, to vote his or her Amazon.com Company Stock Fund shares as indicated on the reverse, or if not so indicated, in accordance with the Amazon.com 401(k) Plan document (generally, in the same proportion as the shares for which the trustee received timely voting instructions).

Address Change/Comments
(Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

72416-bl

April 14, 2010

Re:	Important Notice Regarding the Availability of Proxy Materials for the

Amazon.com, Inc. Shareholders Meeting to be Held on May 25, 2010

Dear 401(k) Plan Participant:

Enclosed are the 2009 Annual Report for Amazon.com, Inc. (the “Company”) and a Proxy Statement and proxy card for the Company’s 2010 Annual Meeting of Shareholders.

The Amazon.com 401(k) Plan allows each plan participant to direct the voting of the shares of common stock of the Company that are allocated to the participant’s 401(k) plan account. By following the instructions for internet or telephone voting on the enclosed proxy card, or by marking, signing and mailing the proxy card in the envelope provided, you may instruct Vanguard Fiduciary Trust Company, the trustee of the Amazon.com 401(k) Plan, how to vote the shares of the common stock of the Company allocated to your 401(k) plan account on the matters presented at the Company’s 2010 Annual Meeting. The trustee will vote as you have directed. All shares for which voting instructions are not timely received will be voted by the trustee on each matter in the same proportion as the shares for which the trustee received timely voting instructions, except in the case where to do so would be inconsistent with applicable law. Your vote will be kept confidential except to the extent necessary to comply with applicable law.

Votes will be tabulated by the Company’s transfer agent, BNY Mellon Shareowner Services. To be timely, your voting instructions must be received no later than 5:00 PM Eastern Time on May 19, 2010.

VOTING VIA THE INTERNET OR BY TELEPHONE IS FAST AND CONVENIENT,

AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND TABULATED. USING THE

INTERNET OR TELEPHONE HELPS SAVE YOUR COMPANY MONEY BY REDUCING

POSTAGE AND PROXY TABULATION COSTS.